Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Fuse Appoints Farouq Tuweiq, Former Investment Banker, as Chief Financial Officer

JERSEY CITY, NJ, January 5, 2021 - Bel Fuse Inc. (“Bel,” or, “the Company”) (Nasdaq:BELFA and Nasdaq:BELFB), a leading supplier of products that power, protect and connect electronic circuits, today announced that Farouq Tuweiq has been named Chief Financial Officer of Bel Fuse Inc., effective February 15, 2021.

Daniel Bernstein, Chief Executive Officer of Bel commented, “Farouq is a skilled senior professional with a unique background in acquisitions, capital markets, finance, and accounting that will greatly enhance our ability to accelerate and execute our growth strategy. He will be keenly focused on various pathways to unlock and create shareholder value both organic and inorganic. We have made the commitment to Farouq knowing that our entire organization and stakeholders will be well-served by adding the energy, experience, contacts and other resources he brings to Bel, and we look forward to him joining the team.”

Most recently, Farouq worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice. Farouq spent his banking career advising public, private equity-backed, and privately-held companies in the Electronic Components sector, including manufacturers of connectors, passives, magnetics, on Mergers & Acquisitions and capital raising.

Previously, Farouq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group focused on budgeting, forecasting, and business planning. Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies. During his tenure, he worked on various audits, review of SEC filings, IPO preparation, implementation and testing of Sarbanes-Oxley, and carve-out financials while obtaining his CPA certification.

He earned his B.A in Finance and MS in Accounting from Michigan State University and his MBA at Georgetown University, McDonough School of Business.

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding fourth quarter sales, anticipated cost savings from the closure of our Power R&D facility in Uster, Switzerland and our sales office in Germany, as well as from a streamlining of our North America sales organization, and the impact of potential future acquisitions) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of business and economic conditions; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.